Exhibit (E)(2)

DEED OF TRUST

     THIS INDENTURE, made this 4th day of May, 1998, between Hunters Chase Ltd., a limited partnership formed under Colorado law whose address is c/o Colorado Pacific Homes, Inc., 11457 Marlborough Drive, Parker, Colorado 80138 (the “Grantor”) and the Public Trustee of the County of Adams, State of Colorado (the “Public Trustee”).

WITNESSETH

     WHEREAS, the Grantor has guaranteed a promissory note dated April 8, 1998 in the principal amount of $1,500,000 (the “Secured Promissory Note”) to Curci-Turner Company, a California general partnership (the “Beneficiary”). The Secured Promissory Note bears interest at the rate of 12% per annum calculated on a daily basis using a 365 day year, and is payable on demand of the Beneficiary.

     WHEREAS, the Grantor desires to secure the principal payments described above;

     NOW, THEREFORE, the Grantor, in consideration of the premises and for the purposes set forth herein, does hereby grant, bargain, sell and convey to the Public Trustee in trust forever, the following described property located in the County of Adams, State of Colorado (the “Property”):

     Tracts B, E and F, Tracts C1 through C26, inclusive, D1 through D8, inclusive, and

Lots 1 through 170, inclusive
Hunters Chase Subdivision
County of Adams, State of Colorado

also known as the property located at the approximate crossroads of 100th Street and Zuni Street, in. the City of Thornton, Adams County, Colorado.

     TO HAVE AND TO HOLD the same together with all appurtenances thereunto, in trust nevertheless, that in case of any default or violation in the terms of the Note or breach of any of the terms, conditions, covenants, or agreements set forth in this Deed of Trust, then, on Beneficiary’s filing of notices of election and demand for sale with the Public Trustee as prescribed by the applicable statutes of the State of Colorado, said Public Trustee, after advertising notice of said sale weekly, for not less than four weeks, in some newspaper of general circulation in Adams County, Colorado, shall sell and dispose of the encumbered property (as a whole or in separate parcels as the trustee may think best) and all right title and interest of the Grantor at a public auction for cash at the highest and best price, at any proper place designated in the notice of sale, such auction to be held not less than 60 days after the recording of the notice of election and demand. Notice of such sale to be given as required by the applicable statutes of the State of Colorado. On the expiration of the period of redemption allowed bylaw, the Public Trustee shall make out deeds to the property sold to the purchaser and, out of the proceeds of such sale, after first paying and retaining all fees, charges and costs, pay to Beneficiary all of the money advanced for taxes, liens, assessments and prior encumbrances and interest thereon, and the principal and interest on the Note, rendering the surplus, if any, to the Grantor. The Beneficiary may purchase the property at such sale.

     Grantor expressly covenants and agrees:

     1. Ownership of Property. Grantor holds the Property in fee simple, hereby waiving and releasing all rights and claims Grantor may now have as a homestead exemption or which may hereafter be acquired, subject only to the liens and other encumbrances of record.

     2. Taxes and Assessments. To promptly pay all taxes, assessments, levies, water rents and all amounts due on prior encumbrances as they become due. If Grantor fails to promptly pay all taxes, assessments, levies, water rents and all amounts due on prior encumbrances as they become due, or to perform any other agreement, stipulation, agreement or covenant as provided herein, beneficiary may have such things done at Grantor’s costs and may make reasonable expenditures incidental thereto.

     3. Condemnation. If any portion of the encumbered property shall be condemned or taken for public use under the power of eminent domain or in the event that the Property shall be damaged either by public works or private acts, all damages and compensation therefor shall be paid to the Beneficiary and shall be applied on the payments next payable on the Note.

4. Insurance.

          (a) Grantor will keep the improvements now existing or hereafter erected on the Property insured against loss by fire or hazards included within the term “extended coverage” in an amount equal to at least the lesser of the insurable value of the Property or an amount sufficient to pay the sums secured by this Deed of Trust as well as any prior encumbrances on the Property, all of the foregoing shall be known as “Property Insurance”.

          (b) The insurance carrier providing the insurance shall be qualified to write Property Insurance in Colorado and shall be chosen by Grantor subject to Grantee’s approval located

     5. Attorneys’ Fees. In the event of foreclosure and sale hereunder, reasonable attorneys’ fees for legal services rendered in such proceeding or suit shall be allowed by Trustee or taxed by the court as a part of the costs of foreclosure.

     6. Forbearance Not a Waiver. If the ownership of the encumbered property or any part thereof becomes vested in a person other than the Grantor, Beneficiary may, without notice to Grantor, deal with such new owner with reference to this indenture and the debt secured hereby in the same manner as with the Grantor without in any way vitiating or discharging Grantor’s liability hereunder or on the indebtedness hereby secured; that no waiver express or implied, of the performance of any obligation or agreement hereof, shall be deemed or taken to be a waiver of any other or succeeding payment, term, condition or stipulation of the Note or of this Deed of Trust; no payment or advancement by Beneficiary hereunder on behalf of Grantor shall be deemed a waiver of the breach occurring or of the right to elect to foreclose this Deed of Trust; and the indulgence of the Beneficiary to Grantor or Grantor’s grantees in not exercising the Beneficiary’s option to declare the entire indebtedness to be due and payable on the happening of any one of the events or conditions herein described shall not, even though such indulgence is repeated and extended, be construed as a waiver of the right of Beneficiary to exercise such option at any time thereafter and without notice to Grantor.

     7. Binding Effect. All covenants and agreements herein contained shall extend to and be binding on the heirs, executors, legal representatives, successors and assigns of the respective parties hereto. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

     Executed this 4th day of May, 1998.

GRANTOR Hunters Chase, Ltd.
By:	/s/ Mark F. Spiro, CFO
Calprop Corporation, General Partner

STATE OF	)
) ss.
COUNTY OF	)

     The foregoing instrument was acknowledged before me this ___day of ______, 1998, by _______________, as _______________of Calprop Corporation, general partner of Hunters Chase, Ltd.

Witness my hand and official seal.

_________________________________
Notary Public
Address: _________________________
_________________________________

My commission expires: _____________________________

CALIFORNI ALL-PURPOSE ACKNOWLEDGMENT State of California County of Los Angeles On May 4, 1998 before me, Doris Baron Name and Title of Officer (e.g., “Jane Doe, Notary Public”) personally appeared Mark F. Spiro, CFO Name(s) of Signer(s) ý personally known to me ¨ proved to me on the basis of satisfaction evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. WITNES my hand and official seal. /s/ Doris Baron OPTIONAL- Though the information below is not required by law, it may prove valuable to persons relaying on the document and could prevent fraudulent removal and reattachment of this form to another document. Description of Attached Document Title or Type of Document: Agreement/Deed of Trust Document Date : 4/16/98 Number of Pages: 3 Signer(s) Other Than Named Above: Capacity(ies) Claimed by Signer(s) Signer’s Name: Signer’s Name: Individual Individual Corporate Officer Corporate Officer Title(s): Title(s): Partner — Limited General Partner — Limited General Attorney-in-fact Attorney-in-fact Trustee Trustee Guardian or Conservator RIGHT TUMBPRINT Guardian or Conservator RIGHT THUMBPRINT OF SIGNER OF SIGNER Other: Other:Top of thumb here Top of thumb here Signer Is Representing Signer Is Representing

MODIFICATION OF DEED OF TRUST

     This Modification of Deed of Trust (the “Modification”) is entered into and is to be effective this 15th day of October, 1998, with respect to that certain Promissory Note, (the “Promissory Note”), in favor of the CURCI-TURNER COMPANY, (the “Holder”) in the original principal amount of $1,500,000.00 executed by CALPROP CORPORATION, a California Corporation, (“Calprop”) and with respect to that certain Guaranty, (the “Guaranty”), dated May 4, 1998 executed by HUNTERS CHASE, LTD., a Colorado Limited Partnership, (the “Guarantor”), and is based upon the following facts:

RECITALS

     A. On April 8, 1998, Calprop executed the Promissory Note in the original principal amount of $1,500,000.00 at Los Angeles, California in favor of Holder;

     B. In addition, Guarantor executed that certain Guaranty dated May 4, 1998 which Guaranty absolutely and unconditionally guaranteed to the Holder the repayment of all monies due under the Promissory Note.

     C. Concurrently with the execution of the Guaranty and to collateralize the Guaranty, Guarantor executed a Deed of Trust, (the “Deed of Trust”), in favor of Holder which Deed of Trust granted to Holder a security interest in the real property described in the Deed of Trust. The Deed of Trust was recorded on May 15, 1998 in Book 5334 at Page 307 of Official Records of the County of Adams, State of Colorado. The Deed of Trust affects the real property described in Exhibit “A” attached hereto and incorporated herein by this reference;

     D. On October 15, 1998, the Holder and Calprop entered into Amendment No. One (1) to Promissory Note, (the First Amendment”), which provided for Holder to advance up to an additional $1,000,000.00 on the Promissory Note to Calprop which advances will increase the outstanding principal under the Promissory Note from $1,500,000.00 to $2,500,000.00.

     E. Guarantor, and Guarantor’s successors, assigns and successor Trustors under the Deed of Trust, now wish to modify the Deed of Trust to provide for the collateral guaranty of the Promissory Note to be increased by the additional $1,000,000.00 to be advanced by Holder to Calprop.

     NOW, THEREFORE, in consideration of the promises contained herein, additional to those already made and for the purpose of inducing Holder to advance the additional funds to Calprop, Guarantor, as Trustor under the Deed of Trust, and the Curci-Turner Company, as Holder of the Promissory Note and Beneficiary under the Deed of Trust, hereby agree to modify the Deed of Trust in only the following respects:

     1. This Modification to Deed of Trust has been executed by Guarantor, as a guarantee in addition to or other than Calprop’s obligation under the Promissory Note in the original principal amount of $1,500,000.00 or other indebtedness (the “Indebtedness”), which the Deed of Trust guarantees and secures full repayment.

     2. Guarantor hereby agrees to increase the amount of its Guarantee secured by this Deed of Trust from $1,500,000.00 to $2,500,000.00 in accordance with the provisions of the First Amendment referred to in Recital D above.

     3. The Guarantor, its successor and assigns, hereby authorizes the Holder at any time in its discretion without notice or demand and without affecting the Indebtedness and liabilities of the Guarantor hereunder to:

          (a) Enter into agreements with Calprop and in accordance therewith, renew, extend, amend, waive, restructure, refinance, release, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness, including (i) increase or decrease in the indebtedness or the rate of interest on the indebtedness and (ii) any amendment of the indebtedness to permit the Holder to extend further or additional accommodations to Calprop in any form, including credit by way of loan, lease, sale or purchase of assets, guarantee, or otherwise, which shall thereupon be and become subject to the indebtedness and (iii) to subordinate the Deed of Trust to additional obligations secured by deeds of trust to be secured by the real property securing this Deed of Trust.

     (b) Accept new or additional documents, instruments or agreements relative to the indebtedness;

     (c) Consent to the change, restructure or termination of the individual, partnership, or corporate structure or existence of Calprop, Guarantor or an affiliate of Calprop or Guarantor and correspondingly restructure the indebtedness;

     (d) Accept partial payments on the indebtedness;

     (e) Take and hold collateral, and direct the order and manner of sale thereof as the Holder in its sole discretion may determine;

     (f) Apply any collateral, and direct the order and manner of sale thereof as the Holder in its sole discretion may determine;

     (g) Settle, release on terms satisfactory to the Holder or by operation of law or otherwise, compound, compromise, collect or otherwise liquidate the Indebtedness and/or collateral or any guaranty therefor in any manner, whether in liquidation, reorganization, receivership, bankruptcy or otherwise;

     (h) Release Calprop or any other party for all or any part of the Indebtedness; or

     (I) Assign the Indebtedness or the Deed of Trust in whole or in part.

     3. Guarantor’s obligations under the Deed of Trust are independent and separate of those of any other person or entity. The Holder may bring a separate action against the Guarantor and Guarantor waives any right to require the Holder to proceed against Calprop or any other person, firm or corporation or to proceed against or exhaust any other security held by it at any time or to pursue any other remedy in its power and Guarantor agrees that the Holder shall not be obligated to resort to any other security, including security given by Calprop, with any priority, in any particular order or at all even if such action destroys, alters or otherwise impairs subrogation rights of Guarantor, or the rights of Guarantor to proceed against Calprop for reimbursement, or both.

     4. Guarantor, its successors or assigns, hereby waives and agrees not to assert or take advantage of:

          (a) Any right to require Holder to proceed against Calprop or any other person or any security now or hereafter held by the Holder or to pursue and other remedy whatsoever.

          (b) Any defense based upon any legal disability of Calprop or any other person, or any discharge of limitation of the liability of Calprop or any other person, to the Holder, or any restraint or stay applicable to actions against Calprop or any other person, whether such disability, discharge, limitation, restraint or stay is consensual, or by order of a court or other governmental authority, or arising by operation of law or any liquidation, reorganization, receivership, bankruptcy, insolvency, or debtor-relief proceeding, or from any other cause;

          (c) Presentment, demand, protest, setoffs, counterclaims, and notice of any kind;

          (d) Any defense based upon the modification, renewal, extension or other alteration of the indebtedness;

          (e) Any defense based upon the negligence of the Holder, including, without limitation, the failure to record an interest under a deed of trust, the failure to perfect any security interest, or the failure to file a claim in any bankruptcy of Calprop, Guarantor or of any other person;

          (f) Any defense based upon a statute of limitations to the fullest extent permitted by law and any defense based upon the Holder’s delay in enforcing the Deed of Trust;

          (g) All rights of subrogation, reimbursement, indemnity, all rights to enforce any remedy that the Holder may have against Calprop or any other person, and all rights to participate in any security held by the Holder for the Indebtedness, until the Indebtedness has been performed in full, and any defense based upon the impairment of any subrogation rights that Guarantor might have;

          (h) Any defense based upon or arising out of any defense which Calprop may have to the performance of any part of the Indebtedness;

          (i) Any defense to recovery by the Holder of a deficiency after nonjudicial sale of real or personal property, any defense based upon the unavailability to the Holder of recovery of a deficiency judgment after nonjudicial sale of real or personal property.

          (j) Any defense based upon the death, incapacity, lack or authority or termination of existence or revocation thereof by any person or entity or persons or entities, or the substitution of any party hereto;

                 (k) Any defense base upon or related to Guarantor’s lack of knowledge as to Calprop’s financial condition; and

          (I) Any defense or right based upon the acceptance by the Holder or an affiliate of the Holder of a deed in lieu of foreclosure, without extinguishing the debt, even if such acceptance destroys, alters or otherwise impairs subrogation rights of Guarantor, or the right of Guarantor to proceed against Calprop for reimbursement, or both.

     5. Guarantor, by execution hereof, represents to the Holder that the relationship between Guarantor and Calprop is such that Guarantor has access to all relevant facts and information concerning the Indebtedness and Calprop and that the Holder can rely upon Guarantor having such access. Guarantor waives and agrees not to assert any duty on the part of the Holder to disclose to Guarantor any facts that it may now or hereafter know about Calprop, regardless of whether the Holder has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor. Guarantor is fully responsible for being and keeping informed of the financial condition of Calprop and all circumstances bearing on the risk of nonpayment of any Indebtedness hereby secured.

     6. Upon a default under the Indebtedness, or any part thereof, Holder may elect to foreclose nonjudicially or judicially against any real or personal property security it holds for the Indebtedness or any part thereof, or exercise any other remedy. No such action by Holder will release or limit the liability of Guarantor, even if the effect of that action Is to deprive Guarantor of the right to collect reimbursement from Calprop or any other person for any sums paid to Holder, or to obtain reimbursement by means of any security held by Holder for the Indebtedness or to impair any tight of Guarantor of subrogation.

                 (a) Guarantor understands that the exercise by Holder of certain rights and remedies may eliminate Guarantor’s right of subrogation against Calprop, if any, and that Guarantor may therefore succeed to a partially or totally non-reimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers Holder to exercise in its sole discretion, any rights and remedies, or any combination of rights and remedies that may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

                 (b) Guarantor understands that if Holder elects to foreclose non-judicially against any real property security Holder holds for the indebtedness or any part thereof, Guarantor may have subrogation rights that might be destroyed.

     7. Guarantor waives demand, protest and notice of any kind including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of new or additional indebtedness or of any action or non-action on the part of Calprop, the Holder, any endorser, any creditor of Calprop or Guarantor under this or any other instrument, or any other person whatsoever, in connection with any Indebtedness or evidence of Indebtedness held by the Holder as collateral or in connection with any Indebtedness secured hereby.

     8. With or without notice to Guarantor, the Holder, in its sole discretion, at any time and from time to time, in such manner and upon such terms as it considers best, may (a) apply any and all payments or recoveries from Calprop, from Guarantor, from any Guarantor or endorser, or realized from any security, in such manner, order and priority as the Holder elects, to any Indebtedness of Calprop to the Holder whether or not such indebtedness is secured hereby or is otherwise secured or is due at the time of such application; and (b) refund to Calprop any payment received by the Holder upon any indebtedness hereby secured and payment of the amount refunded shall be fully secured hereby.

     9. No exercise or non-exercise by the Holder of any right hereby or otherwise given it, no dealing by the Holder with Calprop or any other person, and no change, impairment or suspension of any right or remedy of the Holder shall in any way affect any of the obligations of Guarantor hereunder or give Guarantor any recourse against the Holder.

     10. If any term or provision of the Deed of Trust, this Modification or the application thereof to any person, entity or circumstances shall to any extent be invalid or unenforceable, the remainder of the Deed of Trust, this Modification or the application of such terms or provisions to persons, entities, or circumstances other than those to which it is held Invalid or unenforceable, shall not be affected thereby and each term or provision of the Deed of Trust and this Modification shall be valid and enforceable to the fullest extent permitted by law.

     11. All of Holder’s remedies are cumulative. No delay or failure by Holder to exercise any right or remedy against Guarantor or any other person will be construed as a waiver of that right or remedy. All Indebtedness under the Deed of Trust and this Modification are Joint and several.

     12. The Deed of Trust together with this Modification thereto shall create a continuing security interest in the security interests granted which secures the Indebtedness including any indebtedness arising in subsequent and successive transactions. Guarantor hereby waives any right to revoke the Deed of Trust or Modification thereto and any other benefits or defenses and expressly agrees that the Deed of Trust and Modification shall apply and be irrevocable with respect to any indebtedness created or incurred after actual receipt by Holder of any written notice of revocation by Guarantor which indebtedness arises out of any extension, renewal, advance, additional advances, refunding, replacement or modification of any indebtedness originally created prior to the actual receipt of such written notice regardless of whether such extension, renewal, advance, additional advance, refunding, replacement or modification occurs prior to or after such revocation.

     13. In the event the terms or provisions of the Deed of Trust differ from or are in any way inconsistent with the terms and provisions of this Modification, the terms and provisions of this Modification shall be deemed to govern the obligations, rights and relationship of the Holder and Guarantor.

     14. The parties hereby adopt the facts as set forth in the Recitals as the basis for and in consideration of the entering into this Amendment.

     15. Except as modified herein, all other terms and conditions of the Deed of Trust shall remain unchanged and in full force and effect.

     Executed on October 19, 1998

HUNTERS CHASE, LTD A Colorado Limited Partnership

By:	Calprop Corporation A California Corporation Its General Partner

	By:	/s/ Ronald S. Petch, President

Ronald S. Petch, President

	By:	/s/ Mark F. Spiro

Mark F. Spiro, Chief Financial Officer

When Recorded, Mail to:

John M. Coombe
CURCI-TURNER COMPANY
Post Office Box 1549
Newport Beach, CA 92659

EXHIBIT “A”

LEGAL DESCRIPTION’

     The land referred to in this Modification to Deed of Trust is described as follows:

     Tracts B, E and F; Tracts C1 through C26, inclusive; D1 through D8, inclusive; and Lots 1 through 170, inclusive; Hunters Chase Subdivision, County of Adams, Colorado.

State of California
County of Los Angeles

On 10/19/98 before me, Doris Baron (Name/Title of Officer i.e. "Jane Doe, Notary Public")

personally appeared Ronald S. Petch, Pres & (Name(s) of Signer(s))

Mark F. Spiro, CFO

Witness my hand and official seal.

/s/ Doris Baron
(Signature Of Notary)

RIGHT THUMBPRINT (Optional)

Top of thumb here

CAPACITY CLAIMED BY SIGNER(S)
☐ INDIVIDUAL(S)
☐ CORPORATE ______________

OFFICER(S) ______________ (Titles)

☐ PARTNER(S) ☐ LIMITED
☐ GENERAL
☐ ATTORNEY IN FACT
☐ TRUSTEE(S)
☐ GUARDIAN/CONSERVATOR
☐ OTHER: ______________

____

SIGNER IS REPRESENTING:
(Name of Person(s) or Entity(ies)

____

____

RIGHT THUMBPRINT (Optional)

Top of thumb here

CAPACITY CLAIMED BY SIGNER(S)
☐ INDIVIDUAL(S)
☐ CORPORATE ______________

OFFICER(S) ______________ (Titles)

☐ PARTNER(S) ☐ LIMITED
☐ GENERAL
☐ ATTORNEY IN FACT
☐ TRUSTEE(S)
☐ GUARDIAN/CONSERVATOR
☐ OTHER: ______________

____

SIGNER IS REPRESENTING:
(Name of Person(s) or Entity(ies)

____

____

ATTENTION NOTARY

The information requested below and in the column to the right is OPTIONAL. Recording of this document is not required by law and is also optional. It could, however, prevent fraudulent attachment of this certificate to any unauthorized document.

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED AT RIGHT:

Title or Type of Document ______________

Number of Pages _____ Date of Document ______________

Signer(s) Other Than Named Above ______________